Exhibit 99.1

Manager of Company Announcements
ASX Limited
Level 6
20 Bridge Street
SYDNEY NSW 2000

3 November 2008
By e-lodgement

ADMISSION OF HEARTWARE INTERNATIONAL, INC TO OFFICIAL LIST OF ASX

HeartWare International, Inc a company incorporated in Delaware, United States of America (HeartWare International), has been admitted to the official list of ASX today following the schemes of arrangement to re-domicile the HeartWare group in the United States (Schemes) becoming effective on Friday 31 October 2008. CHESS Depositary Interests (CDIs) in HeartWare International will commence trading on ASX on a deferred settlement basis, under ASX code HIN today.

The last date of deferred settlement trading will be Friday 14 November 2008. Normal settlement trading in HeartWare International CDIs will commence on Monday 17 November 2008.

The last day for dealings in HeartWare Limited (HeartWare) ordinary shares (Shares) will be Friday 31 October 2008. After the market closes at 4.00pm on Friday 31 October 2008, HeartWare Shares will be suspended. HeartWare will apply for HeartWare Shares to be de-listed from the official list of ASX following implementation of the Schemes which will occur on 11 November 2008.

HeartWare Limited is in compliance with ASX Listing Rule 3.1 at the time of admission of HeartWare International to the official list of ASX.

Defined terms in this announcement have the same meaning given to those terms in the Information Memorandum.

Timetable

Effective Date for Schemes	31 October 2008
Last day for dealings in HeartWare Shares	31 October 2008
Admission of HeartWare International to official list of ASX	3 November 2008
HeartWare International CDIs commence trading on ASX on a deferred settlement basis, under the ticker code HIN	3 November 2008
Record Date for Schemes	7.00pm on 7 November 2008
Implementation Date for Schemes	11 November 2008
Despatch of holding statements for HeartWare International CDIs/common stock	14 November 2008
Commencement of normal settlement trading in HeartWare International CDIs on ASX	17 November 2008

The times and dates above are indicative only. If any of the above times or dates should change, the revised times and/or dates will be notified to HeartWare International shareholders through ASX and will be available from www.heartware.com.au.

Notes to Editors

About HeartWare International

HeartWare International was incorporated in the United States of America under the laws of the State of Delaware on 29 July 2008 and is currently a wholly owned subsidiary of HeartWare.

HeartWare incorporated HeartWare International for the sole purpose of re-domiciling the HeartWare Group from Australia to the United States of America (Proposed Transaction). Following implementation of the Proposed Transaction, HeartWare International’s business will consist entirely of the current business of HeartWare.

HeartWare is a medical device company developing a family of implantable Left Ventricular Assist Devices (LVADs) for the treatment of advanced heart failure. HeartWare’s lead product, the HeartWare Left Ventricular Assist System, is currently the subject of international clinical trials in Europe, United States of America and Australia. The HeartWare pump is a small, full-output, “3rd generation” heart pump designed to be implanted above the diaphragm in all patients. The device’s small size and novel configuration are expected to lead to significant clinical benefits.

HeartWare is also currently developing a portfolio of further miniaturized devices, implantable by progressively less invasive surgery.

As the United States represents the HeartWare group’s largest single target market and given that HeartWare already has a substantial majority of its operational and institutional shareholder base located in the United States, the Board believes that redomiciliation represents an obvious and natural evolution for the HeartWare group.

The Proposed Transaction is designed to make the HeartWare group a more attractive investment for shareholders by creating a structure which the Board believes will provide an increased opportunity to broaden the potential scope and depth of HeartWare’s shareholder base and liquidity while maintaining strong ties with the Australian investor base.

About CHESS Depositary Interests

In this announcement, the term “shareholders” refers to all holders of HeartWare International shares, including those whose holdings are in the form of CDIs on ASX.

CDIs are a way of allowing securities of foreign companies to be traded on ASX. CDI holders will obtain all the economic benefits of actual ownership of ordinary shares.

About the Schemes of Arrangement

On 16 May 2008, HeartWare announced its intention to redomicile the HeartWare Group from Australia to the United States of America.

The redomiciliation will be implemented by the establishment of a new corporate structure under which HeartWare International will become the ultimate parent company of the HeartWare group. This will be effected by way of three schemes of arrangement which will result in shareholders, optionholders and performance rights holders of HeartWare exchanging their existing interests in HeartWare for equivalent interests in HeartWare International.

The HeartWare group’s business, operations, management and employees will not change as a result of the Proposed Transaction and the current HeartWare Board will be replicated in HeartWare International.

Further Information

Any enquiries with respect to the Schemes can be directed to the Company’s information line:

Australia (Toll Free): 1800 707 861

Outside Australia: + 61 2 8256 3387

Yours faithfully

David McIntyre
Company Secretary

Forward-Looking Statements

This announcement contains forward-looking statements that are based on our management’s beliefs, assumptions and expectations and on information currently available to our management. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future are forward-looking statements, including without limitation our expectations with respect to redomiciliation in the United States of America. Our management believes that these forward-looking statements are reasonable as and when made. However, you should not place undue reliance on our forward-looking statements because they speak only as of the date when made. We do not assume any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. We may not actually achieve the plans, projections or expectations disclosed in our forward-looking statements, and actual results, developments or events could differ materially from those disclosed in the forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, including without limitation those described in “Item 1A. Risk Factors” in our Annual Report on Form 10-K filed with the SEC on February 28, 2008, and those described in other reports filed from time to time with the SEC.

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